Exhibit 99.6

Southern Plains Oil Corp. Enters Into A Merger Agreement with InnovaQor Inc. A Subsidiary of TPT Global Tech Inc.

DENVER, CO / ACCESSWIRE / July 23, 2020 / Southern Plains Oil Corp. ("SPLN, the Company or Southern Plains Oil Corp") (SPLN) announced today that the company has entered into a Merger Agreement with the publicly traded company TPT Global Tech and its subsidiary InnovaQor (OTCQB:TPTW). Subject to closing conditions which are primarily consents and approvals from SPLN's Board of Directors, the SPLN Merger moves TPT Global Tech and InnovaQor one step closer to completing the recently executed Asset Purchase Agreement with Rennova Health Inc. a Florida based company. The Merger Agreement when closed, also positions InnovaQor to trade on the OTC Market Exchange once the closing conditions are met, merger is completed, and TPT Global Tech and InnovaQor file for a name change, new trading symbol and receive final approval from the FINRA. Southern Plains Corp will also execute a 20 to 1 reverse split of its common shares before entering into the agreement with TPT Global Tech Inc.

TPT Global Tech entered into an agreement with Rennova Health, Inc. ("Rennova Health") to merge Rennova Health's software and genetic testing interpretation divisions, Health Technology Solutions, Inc. ("HTS") and Advanced Molecular Services Group, Inc., ("AMSG") into a public company target, which target is now intended to be the merged companies of InnovaQor and Southern Plains Oil Corp. InnovaQor and SPLN have no current operating activity and prior to a licensing agreement being signed with TPTW, no significant assets or liabilities.

TPT Global Tech recently signed a Software Licensing Agreement with InnovaQor which allows InnovaQor to utilize features from TPTW's TV and Social Media platform "Viewme Live". InnovaQor will incorporate streaming features with the two proprietary Rennova Health technology platforms or Laboratory Information System ("LIS") for a Telemedicine application.

About TPT Global Tech
TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Frank Benedetto
619-915-9422

SOURCE: TPT Global Tech, Inc.